UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

World Air Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	000-26582	20-2121036
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia		30269
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-632-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2007, World Air Holdings, Inc., a Delaware corporation (the "Company"), agreed to increase the relocation allowance previously authorized in April 2006, payable by the Company to Michael W. Towe, the Chief Financial Officer of the Company. The relocation allowance was increased to a maximum of $200,000 and covers the costs incurred by Mr. Towe in connection with his relocation from Florida to the Company’s headquarters in Peachtree City, Georgia. The Company agreed to increase the allowance primarily as a result of the unanticipated expenses related to the maintenance and the sale of Mr. Towe’s former residence in Florida.
The terms of the agreement are set forth in a letter dated March 12, 2007, from the Company to Mr. Towe, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc.

March 13, 2007	By:	/s/ Mark M. McMillin

Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter dated March 12, 2007, from the Company to Michael W. Towe